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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   HEMAGEN DIAGNOSTICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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     and 0-11.
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                       PROTECT YOUR INVESTMENT IN HEMAGEN
            SIGN, DATE AND RETURN THE ENCLOSED BLUE REVOCATION CARD

Dear Fellow Hemagen Shareholder:

    We recently sent you a letter advising you of a mailing being made by the Redwood Group. In our letter we urged you to disregard the consent material being solicited. We believe the actions being taken by the Redwood Group are damaging to the company and may have a negative effect on the value of your investment in Hemagen. YOUR BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THE ACTIONS BEING TAKEN BY THE REDWOOD GROUP ARE NOT IN THE BEST INTERESTS OF SHAREHOLDERS AND STRONGLY URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY THE REDWOOD GROUP OR THEIR AGENTS.

               DON'T BE COERCED INTO TURNING OVER CONTROL OF YOUR
             COMPANY TO A BOARD OF DIRECTORS COMMITTED TO DILUTING
                                YOUR INVESTMENT

    Why does the Redwood consent material stipulate that their nominees for director will only take office if you approve the proposal to give them an option to purchase an additional 1.7 million shares of Hemagen common stock? We believe their intention is to enrich themselves and to dilute your proportionate ownership in the company.

              SHOW THE REDWOOD GROUP THAT YOU REFUSE TO BE FOOLED
                 SIGN AND RETURN THE BLUE REVOCATION CARD TODAY

    Enclosed is our response to the Redwood consent material. We suggest you read it carefully because it clearly and completely explains why we believe the Redwood nominees are not qualified to run your company, and why we feel that their election will not be in your best interests.

    If you have any questions or require assistance, please call MacKenzie Partners, Inc. at (800) 322-2885.

    Thank you for your support.

                                          Sincerely,

                                          /s/ Carl Franzblau
                                          Carl Franzblau
                                          President, Chief Executive Officer
                                          and Chairman of the Board